CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this annual report on Form 10KSB, of our report dated June 8, 2006 with respect to the audit of the financial statements of Tetragenex Pharmaceuticals, Inc. for the year ended December 31, 2005.

/s/ Demetrius & Company, L.L.C.

Wayne, New Jersey
March 27, 2007